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Exhibit 10.26

RESTATED MORTGAGE AND SECURITY AGREEMENT
Mortgage Short-Term Redemption
Dated as of September 15, 1998

From
AMERICAN CRYSTAL SUGAR COMPANY
(the "Company")
To
ST. PAUL BANK FOR COOPERATIVES, as Collateral Agent
(the "Mortgagee")

Drafted by and after recording, return to:

Elizabeth L. Majers, Esq.
McDermott, Will & Emery
227 West Monroe Street
Chicago, Illinois 60606

Tax statements for the real property described herein and situate in the State of Minnesota should be sent to:

American Crystal Sugar Company
101 North Third Street
Moorhead, MN 56560

    THIS RESTATED MORTGAGE AND SECURITY AGREEMENT-MORTGAGE-SHORT-TERM REDEMPTION dated as of September 15, 1998 (the or this"Mortgage'), is from AMERICAN CRYSTAL SUGAR COMPANY, a Minnesota cooperative corporation (the "Company"), having its principal office at 101 North 3111 Street, Moorhead, Minnesota 56560, to ST. PAUL BANK FOR COOPERATIVES, for itself, and as Collateral Agent for each of the holders of the hereinafter described Senior Secured Notes and the bank lenders which are signatories to the Credit Facility (collectively, the "Banks") (together with its permitted successors and assigns, the "Mortgagee") whose post office address is 375 Jackson Street, St. Paul, Minnesota 55101-1849 restating the Original Mortgages (as hereinafter defined).

RECITALS:

    A. Pursuant to those separate Note Purchase Agreements, each dated as of September 15, 1998 (collectively, the "Note Agreements"), entered into by the Company, with each of the Purchasers listed on Schedule A thereto (the "Noteholders"), the Noteholders will purchase $12,500,000 7.32% Senior Secured Notes, Series A, Due August 31, 2018, $15,000,000 7.37% Senior Secured Notes, Series B, Due August 31, 2023 and $22,500,000 7.42% Senior Secured Notes, Series C, due August 31, 2028 (collectively, the "Senior Secured Notes") of the Company.

    B. The Company has entered into that certain Term Loan Agreement dated September 17, 1998, as amended (the "Credit Facility"), with the Banks, pursuant to which the Banks are providing to the Company various credit facilities. Pursuant to the Credit Facility, the Company may fix the rate of interest for multiple periods, which rate is currently 6.25%.

    The Company has previously executed and delivered to the St. Paul Bank for Cooperatives various mortgages, as supplemented to date and as recorded in the appropriate county records of the State of Minnesota and the State of North Dakota (as so supplemented, the "Original Mortgages'). The Saint Paul Bank for Cooperatives is designated as an instrumentality of the United States under federal law, and as such, all mortgages securing repayment of debt held by the Saint Paul Bank for Cooperatives are exempt from payment of mortgage registration tax pursuant to United States Code, Title 12, Section 2134 and Minnesota Statutes, Section 287.06. Prior to the date of execution and delivery hereof, St. Paul Bank for Cooperatives was the holder of $231,000,000.00 in aggregate principal indebtedness secured in part by the Original Mortgages, which principal indebtedness is continuing hereunder and is the same debt secured by this Mortgage, without modification to the terms thereof The Noteholders are issuing an additional $50,000,000.00 of new indebtedness pursuant to the Note Agreements, which debt is subject to payment of mortgage registration tax, such that on the date of execution and delivery hereof, the aggregate of principal of all indebtedness issued and secured hereunder, including such continuing and new indebtedness, is $281,000,000.00.

    C. Pursuant to the Intercreditor and Collateral Agency Agreement, dated as of September 15, 1998 (the "Intercreditor and Collateral Agency Agreement") entered into by the Noteholders, the Banks and the Mortgagee, the Mortgagee was appointed as collateral agent to act on behalf of the Secured Parties (as hereinafter defined) regarding the Collateral (as hereinafter defined) and the obligations of the Company to the Noteholders under the Note Agreements and under the Senior Note Documents (as hereinafter defined) including, without limitation, the obligations evidenced by the Senior Secured Notes, and the obligations of the Company to the Banks under the Credit Facility and under the Loan Documents (as hereinafter defined) including, without limitation, the obligations evidenced by the promissory notes issued under the Credit Facility (together with amendments, modifications and replacements thereof, the "Credit Facility Notes"), and the obligations of the Company to the Additional Creditors (as hereinafter defined) under the Additional Facilities (as hereinafter defined) are to be secured pari passu pursuant to this Mortgage.

    D. All principal, premium and interest and all fees and additional amounts and other sums at any time due and owing from and all other obligations of any nature of the Company now or hereafter existing, or required to be paid by the Company under the terms of the Senior Secured Notes, the Credit Facility, the Note Agreements, this Mortgage, or any other document, mortgage or security agreement executed and delivered by the Company pursuant to the Note Agreements or Credit Facility and any extensions, renewals or modifications of any of the above are hereinafter sometimes referred to as the "Senior Secured Obligations".

    E. The Company is duly authorized under all applicable provisions of law, its Articles of Incorporation and By laws to issue the Senior Secured Notes and the Credit Facility Notes and to execute and deliver this Mortgage and to mortgage, convey, assign and grant a security interest in the Collateral (as hereinafter defined) to the Mortgagee, as security for the Senior Secured Obligations and all corporate action and all consents, approvals and other authorizations and all other acts and things necessary to make this Mortgage the valid, binding and legal instrument for the security of the Senior Secured Obligations have been done and performed.

    NOW, THEREFORE, THIS MORTGAGE WITNESSETH that the Company, in consideration of the premises, the purchase and acceptance of the Senior Secured Notes by the Purchasers, the making of loans and other financial accommodations by the Banks, and of the sum of Ten Dollars received by the Company from the Mortgagee and other good and valuable consideration, receipt whereof is hereby acknowledged, and in order to secure the payment of all of the Senior Secured Obligations, the Company does hereby warrant, mortgage, pledge, assign, bargain, hypothecate, convey, grant, transfer, grant a first perfected security interest in and set over unto the Mortgagee and its successors and assigns, all of its estate, right, title and interest in and to all and singular the following described properties, rights, interest and privileges and all of the Company's estate, right, title and interest therein, thereto and thereunder, if any (all of which properties hereby mortgaged, assigned, pledged and in which a first perfected security interest has been granted or intended so to be are hereinafter collectively referred to as the "Collateral"):

GRANTING CLAUSE FIRST
REAL PROPERTY

    The parcels of land in Clay County and Polk County in the State of Minnesota and Pembina County and Trail County, in the State of North Dakota described in Annex A attached hereto and made a part hereof, together with the entire interest of the Company in and to all buildings, structures, improvements and appurtenances now standing, or at any time hereafter constructed or placed, upon such land, including all right, title and interest of the Company, if any, in and to all building material, building equipment and fixtures of every kind and nature whatsoever on said land or in any building, structure or improvement now or hereafter standing on said land which are classified as fixtures under applicable law and which are used in connection with the operation, maintenance or protection of said buildings, structures and improvements as such (including, without limitation, all boilers, air conditioning, ventilating, plumbing, heating, lighting and electrical systems and apparatus, all communications equipment and intercom systems and apparatus, all sprinkler equipment and apparatus and all elevators and escalators) and the reversion or reversions, remainder or remainders, in and to said land, and together with the entire interest of the Company in and to all and singular the tenements, hereditaments, easements, rights of way, rights, privileges and appurtenances to said land, belonging or in anywise appertaining thereto, including, without limitation, the entire right, title and interest of the Company in, to and under any streets, ways, alleys, gores or strips of land adjoining said land, and all claims or demands whatsoever of the Company either in law or in equity, in possession or expectancy, of, in and to said land, it being the intention of the parties hereto that, so far as may be permitted by law, all property of the character hereinabove described, which is now owned or is hereafter acquired by the Company and is affixed or attached or annexed to said land, shall be and remain or become and constitute a portion of said land and the security covered by and subject to the Lien of this Mortgage, together with all accessions, parts and appurtenances appertaining or attached thereto and all substitutions, renewals or replacements of and additions, improvements, accessions and accumulations to any and all thereof, and together with all rights, powers, privileges, options and other benefits of the Company, as lessor, under any leases including the right to collect any and all rents, profits or other income and the present and continuing right to make claim for, collect, receive and receipt for any and all of such rents, profits or other income (all of which properties are hereinafter referred to as the "Real Property"'.

GRANTING CLAUSE SECOND TRADE PROPERTY

    All materials, furniture, furnishings, machinery, fixtures and equipment now or hereafter erected on or affixed to the Real Property and including, but not limited to, all heating, plumbing, lighting, water heating, cooking, laundry, refrigerating, incinerating, communications, ventilating and air conditioning equipment, building signs, disposals, dishwashers, telephone systems, sprinkler systems, fire extinguishing apparatus and equipment, water tanks, engines, machines, boilers, dynamos, stokers, elevators, motors, cabinets, shades, blinds, partitions, window screens, screen doors, storm windows, awnings, drapes, rugs and other floor coverings, furniture, furnishings, radios and television sets and wiring and antennae therefor, and all fixtures, accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the foregoing, together with all other goods, equipment, furnishings, fixtures, machinery and furniture owned by the Company now or hereafter attached or affixed to or used in and about the building or buildings now erected or hereafter to be erected on the Real Property, or otherwise located on the Real Property, and all fixtures, accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the foregoing (all of which properties are hereinafter referred to as "Trade Property").

GRANTING CLAUSE THIRD
GENERAL INTANGIBLES

    All general intangibles, whether now owned or hereafter acquired or arising, or in which the Company now has or hereafter acquires any rights, including without limitation all causes of action, goodwill and similar intangibles and all income tax refunds, all privileges, franchises, immunities, licenses (to the extent a security interest can be granted in particular licenses), permits, similar intangibles, any rights to receive any payments in connection with a termination of any pension plan or employees stock ownership plan or trust established for the benefit of employees of the Company, patents, patent applications, patent licenses, trademarks, trademark registrations and trademark licenses, and tradenames, and all other intangible personal property (including things in action) not otherwise covered by this Mortgage (collectively, "General Intangibles").

GRANTING CLAUSE FOURTH
CONDEMNATION AWARDS AND PAYMENTS

    All judgments, awards of damages, settlements and other compensation heretofore or hereafter made resulting from condemnation proceedings or the taking of the Real Property or any part thereof or any improvements now or at any time hereafter located thereon or any easement or other appurtenance thereto under the power of eminent domain, or any similar power or right (including any award from the United States Government at any time after the allowance of the claim therefor, the ascertainment of the amount thereof and the issuance of the warrant for the payment thereof), whether permanent or temporary, or for any damage (whether caused by such taking or otherwise) to said Real Property or any part thereof or the improvements thereon or any part thereof, or to any rights appurtenant thereto, including severance and consequential damage, and any award for change of grade of streets (collectively, "Condemnation Awards").

GRANTING CLAUSE FIFTH
PROCEEDS

    All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquidated claims, including, without limitation, all proceeds and payments of insurance related to the Collateral.

EXCEPTED PROPERTY

    There is, however, to the extent included in the Lien and operation of this Mortgage, expressly excepted and excluded from the Lien and operation of this Mortgage the following described property of the Company, now owned or hereafter acquired (herein called "Excepted Property"):

      (a) all Inventory of the Company, wherever located, now or hereafter existing;

      (b) the Specified Pledged Stock;

      (c) all Accounts of the Company, including without limitation monies due to the Company in respect of such Accounts;

      (d) all Instruments, Documents, Securities or Chattel Paper of the Company including, without limitation, investments in United Sugars Corporation, Midwest AgriCommodities Company, Crystech LLC and ProGold Limited Liability Company, and

      (e) all licenses, government permits and motor vehicle title certificates now owned or hereafter acquired by the Company individually or with others and wherever located.

    SUBJECT HOWEVER, as to all property or rights in property at any time subject to the Lien hereof (whether now owned or hereafter acquired), to Permitted Encumbrances, as defined in §1 hereof.

    To HAVE AND TO HOLD the Collateral unto the Mortgagee and its successors and assigns forever for the purpose of securing performance of each agreement, covenant and warranty of the Company contained in the Senior Secured Notes, the Credit Facility, this Mortgage, the other Senior Security Documents and the Note Agreements and payment of the Senior Secured Obligations. It is understood and agreed that this Mortgage is to secure the obligation of the Company to repay, without preference or priority, all Senior Secured Obligations.

    PROVIDED, NEVERTHELESS, and these presents are upon the express condition that if the Company performs the covenants herein contained and the Senior Secured Obligations are paid in full and all other sums due or payable hereunder, under the Note Agreements, the Credit Facility or under the other Senior Security Documents, the estate, right and interest of the Mortgagee in the property hereby conveyed and granted a first perfected security interest in shall cease and this Mortgage shall become null and void, but otherwise to remain in full force and effect.

    It is agreed and understood by the parties hereto that:

      1. The Senior Secured Obligations are also secured by the other Senior Security Documents. The other Senior Security Documents are intended to and shall constitute security for the entire indebtedness represented by the Notes and all other Senior Secured Obligations without allocation.

      2. Any part of the security herein described, and any security described in the other Senior Security Documents or any other mortgage or other instrument now or hereafter given to secure the Senior Secured Obligations, may be released pursuant to the terms of the Senior Secured Obligations, or by or at the direction of the Mortgagee without affecting the Lien hereof on the remainder of the obligations of the Company on and in respect of the Senior Secured Obligations and any person acquiring any direct or indirect interest in the security herein described or in any security described in the other Senior Security Documents or any other mortgage or other instrument now or hereafter given to secure the Senior Secured Obligations shall take the same subject to all of the provisions hereof.

      3. The Company for itself and all who may claim through or under it waives to the extent permitted by law any and all right to have the property and estates comprising the Collateral or any other property of the Company constituting security for the Senior Secured Obligations marshaled upon any foreclosure of the Lien hereof, or to have the Collateral hereunder and the property covered by any other mortgage or deed of trust securing the Senior Secured Obligations marshaled upon any foreclosure of any of said mortgages or deeds of trust, and agrees that any court having jurisdiction to foreclose such Lien may order the Collateral sold as an entirety.

      4. Upon the occurrence and during the continuance of an Event of Default hereunder the Mortgagee has, among other things, the right to foreclose on the Collateral and dispose of the same. The Mortgagee's deed (if permitted by law) or Sheriffs deed or other instrument of conveyance, transfer or release (which, if permitted by law, may be executed by the Mortgagee in its own name or as attorney-in-fact for the Company and the Mortgagee is hereby irrevocably appointed attorney-in-fact for the Company to, in the event that an Event of Default hereunder shall have occurred and be continuing, so execute such deed or other instruments of conveyance, transfer or release) shall be effective to convey and transfer to the grantee an indefeasible title to the property covered thereby, discharged of all rights of redemption (to the extent permitted by law) by the Company or any person claiming under it, and to bar forever all claims by the Company or the Mortgagee to the property covered thereby and no grantee from the Mortgagee or Sheriff shall be under any duty to inquire as to the authority of the Mortgagee or Sheriff to execute the same, or to see to the application of the purchase money.

SECTION 1. DEFINIITIONS.

    The following terms shall have the following meanings for all purposes of this Mortgage:

    "Account", "Chattel Paper", "Documents", "Equipment", "General Intangibles", "Instruments", "Inventory", "Patents", "Securities", "Trademarks" and "Tradenames" shall each have the meaning set forth in the Uniform Commercial Code.

    "Additional Creditors" shall have the meaning assigned thereto in the Intercreditor and Collateral Agency Agreement.

    "Additional Facilities" shall have the meaning assigned thereto in the Intercreditor and Collateral Agency Agreement.

    "Capitalized Leases" shall have the meaning assigned thereto in the Note Agreements.

    "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

    "Collateral" shall have the meaning assigned thereto in the paragraph immediately preceding the Granting Clause First hereof.

    "Company" shall mean American Crystal Sugar Company, a Minnesota cooperative corporation and its successors and assigns.

    "Credit Facility Notes" shall have the meaning assigned thereto in Recitals hereof

    "Default" shall mean any event which would constitute an Event of Default if all requirements in connection therewith for the giving of notice, the lapse of time and the happening of any further condition, event or act had been satisfied.

    "Eligible Investments" shall mean:

  (a) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition thereof, is accorded the highest rating by at least two of the following rating agencies: Standard & Poor's Corporation, Moody's Investors Service, Inc. or Duff & Phelps;

  (b) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof;

  (c) Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $500,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof, rated AA or better by Standard & Poor's Corporation or Aa or better by Moody's Investors Service, Inc.; and

  (d) Investments in Federally tax-exempt municipal bonds maturing in twelve months or less from the date of acquisition thereof and, at the time of acquisition, is rated "AAA" or better by Standard & Poor's Corporation or "Aaa" or better by Moody's Investors Service, Inc.;

    "Environmental Claim" shall mean all claims, however, asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

    "Environmental Law" shall have the meaning assigned thereto in the Note Agreements.

    "Event of Default" shall have the meaning specified in §5.1 hereof

    "Funded Debt" shall have the meaning assigned thereto in the Note Agreements.

    "GAAP" shall have the meaning assigned thereto in the Note Agreements.

    "Governmental Approvals" shall mean any written permit, license, variance, certification, consent, no-action letter, clearance, exemption or other approval granted by a Governmental Authority.

    "Governmental Authority" shall mean any international, foreign, federal, state, regional, county, local or other governmental authority.

    "Hazardous Materials" shall have the meaning assigned thereto in the Note Agreements.

    "Impositions" shall have the meaning assigned thereto in §2.7(a) hereof

    Intercreditor and Collateral Agency Agreement" shall have the meaning assigned thereto in Recitals hereof

    "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property.

    "Material Adverse Effect" shall have the meaning assigned thereto in the Note Agreements.

    "Motor Vehicle" shall mean all trucks, trailers, automobiles, rolling stock, forklifts and vehicles of every kind and description, whether now owned or hereafter acquired by the Company, or in which the Company may acquire an interest.

    "Note Agreements" shall have the meaning ascribed to it in the Recitals hereof this Mortgage.

    "Notes" and "Note" shall mean the Credit Facility Notes and the Senior Secured Notes.

    "Overdue Rate" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) the annual percentage rate of interest which is established by Citibank, N.A. from time to time as its prime rate plus 2%.

    "Permitted Encumbrances" shall mean the liens described in clauses (a) through (j) of §2.8.

    "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization.

    "RCRA" shall mean the Resource Conservation and Recovery Act, as amended.

    "Release" shall have the meaning assigned thereto in the Note Agreements.

    "Rentals" shall have the meaning assigned thereto in the Note Agreements.

    "Replacement Items of Trade Property" shall have the meaning assigned thereto in §3.3(a)(1) hereof.

    "Securities" shall have the meaning assigned thereto in the Note Agreements.

    "Secured Parties" shall have the meaning assigned thereto in the Intercreditor and Collateral Agency Agreement.

    "Senior Note Documents" shall mean the Note Agreements, the Senior Secured Notes, and all other mortgages, security agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby.

    "Senior Secured Obligations" shall have the meaning assigned thereto in Recitals hereof

    "Senior Security Documents" shall have the meaning assigned to the term "Security Documents" in the Note Agreements.

    "Senior Secured Notes" shall have the meaning assigned thereto in the Note Agreements.

    "Specified Pledged Stock" shall mean the stock and all other equity interests of St. Paul Bank owned by the Company and subject to the St. Paul Stock Lien (as defined in the Note Agreements).

    "Subsidiary" shall have the meaning assigned thereto in the Note Agreements.

    "Trade Property" shall have the meaning ascribed to it in Granting Clause Second of this Mortgage.

    "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the States of Minnesota and North Dakota, as amended, as the case may be.

    "Voting Stock" shall mean securities of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions),

SECTION 2. GENERAL COVENANTS ANT) WARRANTIES.

    The Company covenants, warrants and agrees as follows:

    Section 2.1. Agreement and Mortgage Covenants.  Each and all of the terms, provisions, restrictions, covenants and agreements set forth in the Note Agreements and in each and every supplement thereto or amendment thereof which at any time or from time to time may be executed and delivered by the parties thereto or their successors and assigns, are incorporated herein by reference to the same extent as though each and all of said terms, provisions, restrictions, covenants and agreements were fully set out herein and as though any amendment or supplement to the Note Agreements and the Credit Facility were fully set out in an amendment or supplement to this Mortgage; and the Company does hereby covenant and agree well and truly to abide by, perform and be governed and restricted by each and all of the matters provided for by the Note Agreements and the Credit Facility and so incorporated herein to the same extent and with the same force and effect as if each and all of said terms, provisions, restrictions, covenants and agreements so incorporated herein by reference were set out and repeated herein at length. Without limiting the foregoing, the Company covenants and agrees to pay all taxes, assessments and governmental charges or levies imposed upon this Mortgage or the Senior Secured Obligations (other than income taxes of the Mortgagee or of the Secured Parties). If any such sums shall be advanced by the Mortgagee or any Secured Party, they shall bear interest, shall be paid and shall be secured as provided in §2.9 hereof.

    Section 2.2. Ownership of Collateral.  The Company covenants and warrants that it has fee simple title to the Real Property and good and marketable title to the other Collateral hereinbefore conveyed to the Mortgagee free and clear of all liens, charges and encumbrances whatever except Permitted Encumbrances, and the Company has full right, power and authority to convey, transfer, mortgage and grant a first perfected security interest in the same to the Mortgagee for the uses and purposes in this Mortgage set forth; and the Company will warrant and defend the title to the Collateral against all claims and demands whatsoever except Permitted Encumbrances.

    Section 2.3. Further Assurances.  The Company will, at its own expense, do, execute, acknowledge and deliver all and every further reasonable act, deed, conveyance, transfer and assurance necessary or proper for (a) the better assuring, conveying, assigning and confirming unto the Mortgagee all of the Collateral, or property intended so to be, whether now owned or hereafter acquired and (b) the perfection of the first security interest provided for in the Collateral whether now owned or hereafter acquired. The Mortgagee, as secured party, may file one or more financing statements disclosing its security interest in any or all of the Collateral without the Company's signature appearing thereon. The Company also hereby grants the Mortgagee, as such secured party a power of attorney to execute any such financing statement, or amendments and supplements to financing statements, on behalf of the Company without notice thereof to the Company, which power of attorney is coupled with an interest and is irrevocable until the Senior Secured Obligations have been fully satisfied.

    Section 2.4. Payment of Principal, Premium and Interest The Company will duly and punctually pay the principal of, and premium and interest on all Notes secured hereby according to the terms thereof.

    Section 2.5. Maintenance of Collateral, Other Liens, Compliance with Laws, Environmental Matters, Etc. Without limiting the provisions of the Note Agreements and the Credit Facility,

  (a) The Company shall (1) promptly repair, restore, replace or rebuild any material buildings, improvements or Trade Property now or hereafter on the Real Property which may become damaged or be destroyed, (2) keep the Collateral in good condition and repair, ordinary wear and tear excepted, without waste, and free from all claims, liens, charges and encumbrances (except for claims, liens, charges and encumbrances that are being contested under and in compliance with §2.7(c) hereof) other than Permitted Encumbrances, (3) pay when due any indebtedness which may be secured by a Lien or charge on the Collateral and upon request provide satisfactory evidence of the discharge of such Lien to the Mortgagee (unless such payment is being contested under and in compliance with §2.7(c) hereof), (4) comply with all requirements of law or municipal ordinances, including without limitation all Environmental Laws, with respect to the Collateral and the use thereof, failure to comply with which would be reasonably likely to result in any material interference with the use or operation of the Collateral by the Company or would materially adversely affect the assets, business, operations, income or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, and (5) make no material alterations in said Collateral except as required by law or municipal ordinance; provided that the Company may make such other material alterations so long as such alterations are completed in compliance with the requirements of paragraphs (b) and (c) of this §2.5.

  (b) The Company may, at its expense, (1) construct upon the Collateral additional buildings, structures and other improvements and (2) install, assemble and place upon the Collateral any items of Trade Property, signs, furniture, furnishings, equipment, machinery and other tangible personal property used or useful in the Company's business, in each case upon compliance with the provisions of paragraph (a) of this §2.5. All such buildings, structures and other improvements shall be and remain part of the realty and shall be subject to this Mortgage with respect thereto.

  (c) Any repair, restoration, rebuilding, substitution, replacement, modification, alteration of or addition to the Collateral pursuant to §2.5(b) hereof must not materially impair the market value, structural integrity or usefulness of the Collateral for use in the ordinary course of business; shall be performed in a good and workmanlike manner and be expeditiously completed in compliance in all material respects with all laws, ordinances, orders, rules, regulations and requirements applicable thereto, including to the extent necessary to maintain in full force and effect the policies of insurance required by §2.6 hereof All costs and expenses of each such repair, restoration, rebuilding, substitution, replacement, the discharge of all liens filed against the Collateral arising out of the same, together with all costs and expenses necessary to obtain any permits or licenses required in connection therewith shall be promptly paid by the Company (except to the extent such costs and expenses are being contested under and in compliance with §2.7(c) hereof).

  (d) The Company:

        (1) shall, as soon as reasonably practicable, maintain the Collateral in compliance in all material respects with any applicable Environmental Law;

        (2) shall require that all of its tenants and subtenants at the Collateral, as soon as reasonably practicable, comply in all material respects with any applicable Environmental Law;

        (3) shall obtain and maintain in full force and effect all material Governmental Approvals required for its operations at or on the Collateral by any applicable Environmental Law;

        (4) shall, as soon as reasonably practicable, cure any material violation of applicable Environmental Laws by any Person at the Collateral;

        (5) shall not, and shall not permit any other Person to, own or operate on the Collateral any (i) landfill or dump or (ii) hazardous waste treatment, storage or disposal facility as defined pursuant to RCRA or any comparable state law;

        (6) shall not use, generate, treat, store, release or dispose Hazardous Materials at or on the Collateral except in the ordinary course of its business;

        (7) shall within ten (10) Business Days notify the Mortgagee in writing of and provide any reasonably requested documents upon learning of any of the following which arise in connection with the Collateral:

          (A) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCR.A or any comparable state law;

          (B) any material Environmental Claim;

          (C) any material violation of an Environmental Law or material Release of a Hazardous Material;

          (D) any material restriction on the ownership, occupancy, use or transferability arising pursuant to any (i) Release, threatened Release or disposal of a Hazardous Material or (ii) Environmental Law; or,

          (E) any other environmental, natural resource, health or safety condition, which would reasonably be expected to have a Material Adverse Effect; and,

        (8) at its expense, will conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other response action necessary to remove, clean up or abate any material quantity of Hazardous Material Released or disposed at or on the Collateral as required by any applicable Environmental Law and any order or directive from a Governmental Authority having jurisdiction, except to the extent the Company is reasonably contesting any Environmental Law or any order or directive from a Governmental Authority, so long as (i) such contest is in good faith and by appropriate proceedings, (ii) adequate reserves are maintained in accordance with GAAP and (iii) no forfeiture will result from a failure to comply with the contested requirement.

  (e) The Company at its own expense and at the reasonable written request of the Mortgagee shall provide reasonably expeditiously an environmental report of reasonable scope, form and depth by a consultant reasonably acceptable to the Mortgagee as to any matter for which notice is provided pursuant to §2.5(d)(7) above or which may reasonably be believed by the Mortgagee to form the basis of a material Environmental Claim in connection with the Collateral. If such a requested environmental report is not delivered within seventy-five (75) days after receipt of the Mortgagee's request, then the Mortgagee may arrange for same, and the Company hereby grants to the Mortgagee and its representatives access to the Collateral and a license to undertake such an assessment. The reasonable cost of any assessment arranged for by the Mortgagee pursuant to this provision will be payable by the Company on demand and added to the obligations secured by the Senior Security Documents.

  (f) The Company may use and operate the Collateral for any lawful purpose not inconsistent with the provisions of §10.7 of the Note Agreements and the applicable provisions of the Credit Facility and any Additional Credit Facility.

  Section 2.6. Insurance.

  (a) Insurance against Loss, Damage and Liability. Without limiting the provisions of the Note Agreements and the Credit Facility, the Company will insure the Collateral against such perils and hazards, and in such amounts and with such limits as the Mortgagee may from time to time reasonably require, and in any event will continuously maintain the following-described policies of insurance:

        (1) insurance against loss and damage by all risks of direct physical loss or damage, including fire, windstorm, earthquake and other risks covered by the so-called "all risk" form of property policy with replacement cost and agreed amount endorsements; provided, however, that the amount of such insurance with respect to the Collateral shall not at any time be less than the full insurable replacement value of the Collateral from time to time; and provided further that such insurance policy shall provide that not more than $5,000,000 may be deductible from the loss payable per occurrence for any casualty and that such insurance shall not be subject to a co-insurance clause;

        (2) business interruption insurance, covering loss of earnings due to any direct physical loss of real property owned by the Company, in an amount, as of the Closing Date, as is customary for corporations of established reputation engaged in the same or similar business and owning and operating similar properties; provided, however, such insurance policy may provide for an exclusion (or waiting period) of not more than 30 consecutive days following such shutdown;

        (3) during the course of any material construction, repair or improvements on the Collateral, commercial general public liability insurance (including coverage for elevators and escalators, if any, on the Collateral and, if any construction of new improvements occurs after execution of this Mortgage, completed operations coverage for two years after construction of the improvements has been completed) on an "occurrence basis" or a "claims made basis" against claims for "personal injury" including without limitation bodily injury, death or property damage occurring on, in or about the Collateral and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than the greater of $1,000,000 or such amount as may be reasonably required by the Mortgagee with respect to personal injury or death to any one or more persons or damage to property;

        (4) workmen's compensation insurance, unless the Company is an authorized self-insurer, (including employer's liability insurance, if requested by the Mortgagee) for all employees of the Company engaged on or with respect to the Collateral in such amount as is reasonably satisfactory to the Mortgagee or, if such amounts are established by law, in such amounts;

        (5) during the course of any material construction or repair of improvements on the Collateral, builder's completed value risk insurance against "all risks of direct physical costs", including collapse, with deductibles not to exceed $1,000,000, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished as part of the work. Such policy of insurance shall contain the "permission to occupy upon completion of work or occupancy" endorsement;

        (6) boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment and insurance against loss or occupancy or use arising from any such breakdown, in such amounts and with such terms as are customary for companies of established size and reputation engaged in substantially the same business as the Company and similarly situated;

        (7) flood insurance in such amounts as are reasonably satisfactory to the Mortgagee; provided, however, that the Company shall not be required to maintain such flood insurance if and so long as and to the extent that the Collateral shall not be located in a flood hazard area, as designated as such pursuant to the Flood Disaster Protection Act of 1973, as amended, or other applicable law with such insurance to be at least the amount available under the National Flood Insurance Program and if available under policies issued by other sources, then in such additional amounts as the Mortgagee may reasonably require;

        (8) insurance against liability for injury to a person and loss or damage to the property of others from such risks and in such amounts as are customarily carried by companies owning property of a similar character and engaged in a business similar to that engaged in by the Company; provided, however, that in no event shall the insurance maintained in accordance with this paragraph be less than an aggregate of $1,000,000 under single limit liability for such loss; and provided, further, that such insurance shall provide that not more than $100,000 may be deductible from the loss payable for any loss thereunder; and

        (9) such other insurance against such risks as is customary to be carried by companies of established size and reputation engaged in substantially the same business as the Company and similarly situated and owning Properties in the states in which the Collateral is located.

  (b) Form of Policies. Any insurance policies carried in accordance with this §2.6 shall be written by companies of recognized national standing rated "A-", Class X or better by A.M. Best Company and shall be authorized to do business in the state in which the Collateral is located. Such insurers shall be accorded a similar rating by another nationally recognized insurance rating agency of similar standing acceptable to the Mortgagee if A.M. Best Company ceases to rate insurers. In the event that an insurer meeting the requirements set forth above is subsequently downgraded so as to no longer meet such requirements, the Company shall have 60 days from the date of such downgrading to obtain insurance from an insurer rated at least "A-", Class X by A.M. Best Company. All premiums on such insurance shall be paid by the Company and the policies of such insurance (or certificates therefor) delivered to the Mortgagee.

    All such policies of insurance: (1) shall name the Mortgagee, the Banks, the Noteholders and each other holder of the Senior Secured Notes as additional insureds, as their interests may appear, (2) in the case of policies covering loss or damage to the Collateral, shall provide that losses, if any, shall be payable solely to the Mortgagee under a standard mortgage loss payable clause satisfactory to the Mortgagee, (3) shall provide that the Mortgagee's, the Banks' and the Noteholders' interests shall be insured regardless of any breach or violation by the Company of any warranties, declarations or conditions contained in such policies, (4) the insurers shall waive any right of subrogation of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Company, (5) such insurance, as to the interest of the Mortgagee, the Banks and/or the Noteholders, as the case may be, therein, shall not be invalidated by the use or operation of the Collateral for purposes which are not permitted by such policies, nor by any foreclosures or other proceedings relating to the Collateral, nor by change in title to or ownership of the Collateral, (6) if any premium or installment is not paid when due, or if such insurance would lapse or be cancelled, terminated or changed for any reason whatsoever, the insurers will promptly notify the Mortgagee and any such lapse, cancellation, termination or change shall not be effective as to the Mortgagee, the Banks and/or the Noteholders, as the case may be, for 10 Business Days after receipt of such notice, and (7) appropriate certification shall be made to the Mortgagee by each insurer with respect thereto.

    The Company hereby authorizes the Mortgagee, upon the occurrence and during the continuation of any Event of Default hereunder, at the Mortgagee's option to adjust, compromise and settle any losses under any insurance afforded, and the Company does hereby irrevocably constitute the Mortgagee, its officers, agents and attorneys, as its attorneys-in-fact, with full power and authority, upon the occurrence and during the continuation of any Event of Default hereunder, to effect such adjustment, compromise and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance; but unless the Mortgagee elects to adjust, compromise or settle losses as aforesaid, such adjustment, compromise and/or settlement shall be made by the Company, subject to final approval of the Mortgagee in the case of losses exceeding $5,000,000.

  Section 2.7. Payment of Taxes and Other Charges; Contests Thereof

  (a) Without limiting the provisions of the Note Agreements and the Credit Facility, the Company will pay and discharge, before the same shall become delinquent, together with interest and penalties thereon, if any, (1) all taxes, assessments (including assessments for benefits from public works or improvements whenever begun or completed), levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, and whether or not within the contemplation of the parties hereto, which are at any time levied upon or assessed against it or the Collateral or any part thereof or upon this Mortgage or the Senior Secured Obligations secured hereby, or upon the revenues, rents, issues, income and profits in respect of the Collateral, or arising in respect of the occupancy, use or possession thereof, which failure to pay would result in the creation of a Lien upon the Collateral or any part thereof, or upon the revenues, rents, issues, income and profits of the Collateral or in the diminution thereof or would result in any material interference with the use or operation of the Collateral by the Company, (2) all corporate franchise, excise and other taxes, fees and charges assessed, levied or imposed in respect of its corporate existence or its right to do business in any state, (3) all income, excess profits, excise, sales, franchise, gross receipts and other taxes, duties or imposts, whether of a like or different nature, assessed, levied or imposed by any Governmental Authority on it or the Collateral, or any portion thereof, or upon the revenues, rents, issues, income and profits of the Collateral whether or not the failure to pay any such tax, duty or impost might result in the creation of a Lien upon any asset of the Company or the Collateral or any part thereof or upon the revenues, rents, issues, income and profits of the Collateral or in the diminution thereof, and whether or not any such tax, duty or impost is payable directly by the Company or is subject to withholding at the source and (4) all lawful claims and demands of mechanics, laborers, materialmen and others which, if unpaid, might result in the creation of a Lien on the Collateral or upon the revenues, rents, issues, income and profits of the Collateral and, in general, will do or cause to be done everything necessary so that the Lien hereof shall be fully preserved, at the cost of the Company, without expense to the Mortgagee (all of which taxes, assessments, levies, fees and other governmental or nongovernmental charges, claims and demands of like nature are hereinafter referred to as "Impositions"). The Company shall discharge any claim or Lien relating to Impositions upon the Collateral.

  (b) The Company will pay when due all utility charges which are incurred by the Company for the benefit of the Collateral or which may become a charge or Lien against the Collateral for gas, electricity, water or sewer services furnished to the Collateral and all other assessments or charges of a similar nature, whether public or private, affecting the Collateral or any portion thereof, whether or not such taxes, assessments or charges are or may become Liens thereon.

  (c) Contest. Without limiting the provisions of the Note Agreements and the Credit Facility, and always subject to the terms and conditions thereof, the Company may, in good faith and with reasonable diligence and by appropriate proceedings diligently prosecuted, contest or cause to be contested the validity or amount of any such Impositions, provided that:

        (1) such contest shall have the effect of preventing (i) sale, forfeiture or loss of the Collateral or any part thereof or interest therein to satisfy the same and (ii) any material interference with the value, use or occupancy of the Collateral or any part thereof; and

        (2) the Company shall have established with respect to such Impositions (and any attendant penalties or late fees) reserves deemed by it to be adequate with respect thereto.

    Section 2.8. Limitation on Liens.  The Company will not create or incur or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, charge or other Lien of any kind upon the Collateral, whether now owned or hereafter acquired, or upon any income or proceeds therefrom, except the following:

  (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen,provided that payment thereof is not at the time required by § 9.4 of the Note Agreements or the Credit Facility;

  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured within 60 days after the expiration of any such stay;

  (c) Liens incidental to the conduct of business or the ownership of properties and assets (including, without limitation, Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money and which do not in any event materially impair the use of such property in the operation of the business of the Company and its Subsidiaries taken as a whole, or the value of such property for the purposes of such business, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

  (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of organizations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries taken as a whole, or the value of the property for the purposes of such business;

  (e) Liens securing Debt of a Subsidiary to the Company or to a Wholly-Owned Subsidiary;

  (f) Liens existing as of the Closing and described on Schedule 5.15 to the Note Agreements;

  (g) Liens incurred after the Closing (as defined in the Note Agreements) given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of fixed assets of the Company or any Subsidiary, which Liens are incurred contemporaneously with or within 180 days after the payment of such purchase price or completion of such construction, and Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or any Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach, providedthat (i) the Lien shall attach solely to the fixed assets acquired, constructed or improved, (ii) at the time of acquisition, construction or improvement of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or any Subsidiary shall not exceed an amount equal to 100% of the fair market value at the time of acquisition, construction or improvement of such fixed assets (as determined in good faith by the Board of Directors of the Company), and (iii) all Debt secured by such Liens shall have been incurred within the applicable limitations of this Agreement including, without limitation, §10.6 of the Note Agreements; and

  (h) in addition to the liens permitted under §~2.8(a) through (g), such other Liens as may be allowed by the Note Agreements and the Credit Facility.

    Section 2.9. Advances.  If the Company shall fail to comply with the covenants contained herein or contained in the Note Agreements or the Credit Facility and incorporated herein by reference, the Mortgagee, without waiving any Default or Event of Default or releasing any obligation, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Company, and may enter upon the Collateral or any part thereof for such purpose and take all such action thereon as, in the opinion of the Mortgagee, may be necessary or reasonably appropriate therefore. All sums so paid by the Mortgagee and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) so incurred, together with interest thereon at the Overdue Rate from the date of payment or incurrence, shall be secured hereby and shall be paid by the Company to the Mortgagee on demand. The Mortgagee in making any payment authorized under this §2.9 relating to taxes or assessments may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien or title or claim thereof. The Mortgagee, in performing any act hereunder, shall be the sole judge of whether the Company is required to perform the same under the terms of this Mortgage and no such advance shall be deemed to relieve the Company from any default hereunder.

    Section 2.10. Recordation.  The Company will, at its own expense, cause this Mortgage and all supplements hereto and any financing statements and continuation statements required by the Uniform Commercial Code or other law in respect thereof at all times to be kept recorded and filed at its own expense in such manner and in such places as may be required by law in order to fully preserve and protect the rights of the Mortgagee hereunder, and will furnish to the Mortgagee promptly after the execution and delivery of this Mortgage and of each supplement and each financing statement or continuation statement, as the case may be, an opinion of counsel stating that in the opinion of such counsel this Mortgage or such supplement and/or such financing statement or continuation statement, as the case may be, has been properly recorded or filed for record so as to make effective of record the Lien and (subject to Permitted Encumbrances) the first perfected security interest intended to be created hereby.

    Section 2.11. After-Acquired Property.  Any and all property hereafter acquired which is of the kind or nature described in the Granting Clauses hereof and is or is intended to become a part thereof, shall ipso facto, and without any further conveyance, assignment or act on the part of the Company or the Mortgagee become and be, subject to the Lien and first perfected security interest of this Mortgage as fully and completely as though specifically described herein; but nevertheless the Company shall from time to time, if requested by the Mortgagee, execute and deliver any and all such further assurances, conveyances and assignments thereof as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting to the Lien and first perfected security interest of this Mortgage any and all such property, subject to Permitted Encumbrances. In the event the Company acquires a material leasehold estate in any property which is of the kind or nature described in the Granting Clauses hereof, such leasehold estate shall be made subject to a lien and first perfected security interest in favor of the Mortgagee by means of the Company's execution and delivery of a leasehold mortgage and security agreement in form and substance satisfactory to the Mortgagee. The Company agrees that in the event the Company acquires a leasehold estate as described in this §2.11, the Company will use its best efforts to promptly obtain from the subject lessor an agreement for the benefit of the Mortgagee, inter alia, providing that the lessor will give the Mortgagee written notice of any defaults under the subject lease together with the option to cure such defaults and providing for such other requirements as the Mortgagee may reasonably request.

  Section 2.12. Indemnification; Waiver of Offset

  (a) If the Mortgagee is made a party defendant to any litigation concerning this Mortgage or the Collateral or any part thereof or interest therein, then the Company shall indemnify, defend and hold the Mortgagee harmless from all liability by reason of said litigation, including reasonable attorneys' fees and expenses incurred by the Mortgagee in any such litigation, whether or not any such litigation is prosecuted to judgment. If the Mortgagee commences an action against the Company to enforce any of the terms hereof or because of the breach by the Company of any of the terms hereof, or for the recovery of any of the Senior Secured Obligations, the Mortgagee shall have its reasonable attorneys' fees and expenses paid by the Company. If the Mortgagee is a party to any discussion or negotiations relating to any amendment, waivers or consents to the Senior Secured Notes, the Note Agreements, the Credit Facility Notes, the Credit Facility or this Mortgage or relating to any loan modification, recasting, settlement or other agreement relating to the Senior Secured Obligations, then the Company shall indemnify, defend and hold the Mortgagee harmless from all liability, costs and expenses incurred in connection therewith, including reasonable attorneys' fees and expenses.

  (b) All sums payable by the Company hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of the Company hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Collateral or any part thereof; (ii) any restriction or prevention of or interference with any use of the Collateral or any part thereof; (iii) any title defect or encumbrance on the Collateral or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Mortgagee, or any action taken with respect to this Mortgage by any trustee or receiver of the Mortgagee, or by any court, in any such proceeding; (v) any claim which the Company has or might have against the Mortgagee; (vi) any default or failure on the part of the Mortgagee to perform or comply with any of the terms hereof or of any other agreement with the Company; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not the Company shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, the Company waives to the extent permitted by law all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any of the Senior Secured Obligations and payable by the Company.

  (c) The Company shall, at its sole expense, indemnify, defend (with attorneys, consultants and experts acceptable to Mortgagee), and hold Mortgagee harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Mortgagee or the Collateral, and arising prior to the Company's obtaining title to the Collateral through foreclosure or other like proceedings, directly or indirectly from or out of: (i) the presence, release or threat of release of any Hazardous Materials on, in, under or affecting all or any portion of the Collateral or any surrounding areas, regardless of whether or not caused by or within control of the Company; (ii) the violation of any Environmental Laws relating to or affecting the Collateral, caused by the Company; (iii) the failure by the Company to comply fully with the terms and conditions of this § 2.12(b); (iv) the breach of any representation or warranty contained in this Mortgage or the Note Agreements relating to matters covered by this § 2.12(b); or (v) the enforcement of this § 2.12(b), including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Collateral or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Materials on, in, under or affecting any portion of the Collateral or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Collateral or any surrounding areas. The indemnity set forth in this § 2.12(b) shall also include any diminution in the value of the security afforded by the Collateral or any future reduction in the sales price of the Collateral by reason of any matter set forth in this § 2.12(b). The Company's obligations under this § 2.12(b) shall survive payment in full of the indebtedness secured hereby and shall be in addition to all other rights of Mortgagee under this Mortgage, the Note Agreements, the Notes and the Intercreditor and Collateral Agency Agreement.

  Section 2.13. Additional Secured Obligations.

    The Credit Facility and the Note Agreements contemplate that the Company may from time to time, incur additional Funded Debt (each, an "Additional Loan"), subject to the terms and conditions contained in the Credit Facility and the Note Agreements, and that each Additional Loan will be made pursuant to an Additional Facility, as defined in the Intercreditor and Collateral Agency Agreement, and evidenced by a promissory note of the Company which will be in the amount of the Additional Loan and which will be secured by this Mortgage. Such promissory notes evidencing the Additional Loans shall be included within the meaning of "Senior Secured Obligations," provided that:

        (1) Such person or entity making the Additional Loan shall become a party to the Intercreditor and Collateral Agency Agreement;

        (2) The Additional Loan is made in conformance with the Credit Facility, the Note Agreements and any outstanding Additional Facility and, after giving effect to such Additional Loan, no Event of Default shall have occurred or be continuing and no Default (as defined in the Note Agreements) shall have occurred;

        (3) The Mortgagee and Mortgagor shall sign an amendment to this Mortgage identifying the holder of the Additional Loan and the amount of the Additional Loan secured by this Mortgage;

        (4) The appropriate mortgage registry tax, if any, is paid in full; and

        (5) The Company obtains an opinion of counsel addressed to the Mortgagee to the effect that the Additional Loan is of equal priority with the existing Senior Secured Obligations.

SECTION 3. POSSESSION, USE AND RELEASE OF COLLATERAL.

    Section 3.1. Company's Right of Possession.  Provided no Event of Default hereunder has occurred and is continuing, the Company shall be suffered and permitted to remain in full possession, enjoyment and control of the Collateral subject always to the observance and performance of the terms of this Mortgage and of the Note Agreements and the Credit Facility.

    Section 3.2. Disposition of Certain Trade Property.  The Company, so long as no Event of Default hereunder has occurred and is continuing and subject to the provisions of §3.3 hereof in connection with each replacement, shall have full power, from time to time, in its discretion, and without any action by or notice to the Mortgagee, to sell, exchange, or otherwise dispose of, any item of Trade Property, at any time subject to the security interest hereof pursuant to the terms of the Note Agreements, Credit Facility or any Additional Facility or which may have become worn out, unserviceable, obsolete or unnecessary for use in the conduct of its business;provided however, that with respect to any worn out, unserviceable, obsolete or unnecessary Trade Property except where such item is, in the ordinary course of business, unnecessary to the conduct of its business, the Company shall contemporaneously replace the same with, or substitute for the same, other items of Trade Property having a value and utility at least equal to that of the items of Trade Property so replaced, which shall forthwith become, without further action, subject to the security interest of this Mortgage.

  Section 3.3. Release of Trade Property.

  (a) The Mortgagee, so long as no Event of Default hereunder exists, shall execute a release of its security interest hereunder as to the items of Trade Property which the Company has replaced or otherwise disposed of under §3.2 hereof (1) upon the written notice of the Company in the event such Trade Property has a fair market value in the good faith judgment of the Company of less than $500,000 which notice shall (i) reference this §3.3, (ii) estimate the fair market value of the Trade Property replaced or otherwise disposed of and (iii) request such release or (2) for all other Trade Property, upon:

        (1) receipt of an Officer's Certificate (A) stating that no Event of Default exists, (B) describing the newly acquired items of Trade Property (the"Replacement Items of Trade Property') replacing the old items of Trade Property, (C) stating that the Replacement Items of Trade Property are in as good operating condition as, and have a value, utility and useful life at least equal to that of the items of Trade Property so replaced, and (D) stating that the Company has good title to the Replacement Items of Trade Property, free of all Liens other than Permitted Encumbrances;

        (2) execution and delivery of a Mortgage and Security Agreement Supplement and any necessary financing statements subjecting the Replacement Items of Trade Property to the lien of this Mortgage, but only such supplement or financing statement as shall be necessary to subject such Replacement Items of Trade Property to the lien and first perfected security interest of this Mortgage;

        (3) receipt of evidence that such Mortgage and Security Agreement Supplement and financing statements have been recorded, registered and filed as may be deemed reasonably necessary by counsel for the Mortgagee in order to preserve and protect the rights of the Mortgagee as to all property comprising the Collateral; and

        (4) if the fair market value of the Replacement Items of Trade Property equal or exceed $500,000, receipt of an opinion of counsel to the effect that the Company's right, title and interest in and to the Replacement Items of Trade Property, are either subject to the lien of this Mortgage, or that such Mortgage and Security Agreement Supplement and any necessary financing statements have been recorded, registered and filed in such manner and in such places as may be required by law to preserve and protect the Mortgagee as to all property comprising the Collateral (including, without limitation, the Replacement Items of Trade Property).

  (b) No purchaser in good faith of an item of Trade Property shall be bound to inquire into the authority of the Company to sell such item of Trade Property, or the authority of the Mortgagee to execute a release of its security interest, under the terms hereof.

    Section 3.4. Release of Collateral—Loss, Damage to or Destruction of the Collateral and Prepayment of the Notes.Upon the occurrence of any material loss, damage to or destruction of the Collateral, the Company shall give the Mortgagee, within 30 days after the occurrence thereof; written notice of such loss, damage or destruction. Such notice shall generally describe the nature and extent of the loss, damage to or destruction of the Collateral and shall include a detailed estimate of the cost of repair or replacement of such damaged or destroyed Collateral. In the case of any loss, damage to or destruction of the Collateral which results in a prepayment of the Notes in accordance with the provisions of §4.1 hereof; the Mortgagee shall execute a release in respect of the damaged or destroyed Collateral upon receipt of such prepayment in full,provided no Event of Default hereunder has occurred and is continuing.

    All determinations of the cost of repair or replacement of the Collateral hereof shall be made by the Company in good faith and shall be evidenced by the delivery of an officer's certificate or a resolution of the Board of Directors of the Company certifying the accuracy and reasonableness of such determination. In making such determinations, the Company shall base such calculations on engineer's, architect's or other objective criteria, including insurance estimates of cost of repair, as shall be reasonably consulted in good faith by the Company.

    Section 3.5. Eminent Domain.  The Company, immediately upon obtaining knowledge of the institution of any proceeding for the condemnation of the Collateral or any portion thereof, shall notify the Mortgagee of the pendency of such proceeding. The Mortgagee may participate in any such proceeding, and the Company from time to time will deliver or cause to be delivered to the Mortgagee all instruments requested by it to permit such participation. Any award or compensation payable to the Company on account of such condemnation proceeding, if any, shall be paid to the Mortgagee, and such award of compensation shall be retained by the Mortgagee as part of the Collateral and applied in accordance with §4.1(a) or §4.1(b) hereof The Mortgagee shall be under no obligation to question the amount of the award of compensation and the Mortgagee may accept any such award of compensation. In any such condemnation proceedings the Mortgagee may be represented by counsel.

SECTION 4. APPLICATION OF INSURANCE AND CERTAIN OTHER MONEYS RECEIVED BY THE MORTGAGEE.

    Section 4.1. Insurance Proceeds and Condemnation Awards The amounts received by or payable to the Mortgagee from time to time which constitute insurance proceeds in respect of any damage to or destruction of the Collateral or any part thereof or Condemnation Awards or compensation covering the Collateral (less the actual costs, fees and expenses incurred in the collection thereof) shall be held by the Mortgagee as part of the Collateral and shall be applied by the Mortgagee as set forth below:

  (a) In case of any loss, damage to, destruction or condemnation of the Collateral or any part thereof for which the total cost of repair or replacement is less than $1,000,000, such proceeds shall be paid over to the Company and the Company shall have the right and the option, so long as no Event of Default hereunder has occurred and is continuing, to use the net insurance proceeds, Condemnation Awards or other compensation from such loss, damage to, destruction or condemnation of the Collateral for either (i) the repair or replacement of such Collateral so lost, damaged, destroyed or condemned, so long as such repair or replacement is commenced within 90 days of the receipt by the Company of such insurance proceeds or condemnation award and the Mortgagee has received written evidence satisfactory to the Mortgagee demonstrating that the collateral lost, damaged or destroyed will be replaced or restored to the market value and condition immediately prior to the loss, damage to, destruction or condemnation of or other event giving rise to the payment of such proceeds; or (ii) the reduction of the Senior Secured Obligations (whether or not then due) in accordance with the Intercreditor and Collateral Agency Agreement; and

  (b) In case of any loss, damage to or destruction of the Collateral or any part thereof for which the total cost of repair or replacement is greater than or equal to $1,000,000, the net insurance proceeds, Condemnation Awards or other compensation from such loss, damage to, destruction or condemnation of the Collateral shall be placed in a separate escrow account and 90 days thereafter shall be applied by the Mortgagee to the reduction of the Senior Secured Obligations (whether or not then due) in accordance with the Intercreditor and Collateral Agency Agreement;provided, however, that the Mortgagee agrees, subject to the immediately following sentence, to release such insurance proceeds to the Company for replacement or restoration of the portion of the Collateral so lost, damaged or destroyed if, but only if; (i) no Event of Default hereunder has occurred and is continuing at the time of release, (ii) written application for such release signed by the President or any Vice President of the Company is received by the Mortgagee within 90 days of the placement of such proceeds in escrow and (iii) the Mortgagee has received evidence reasonably satisfactory to the Mortgagee demonstrating that the Collateral lost, damaged or destroyed has been or will be replaced or restored to the market value and condition immediately prior to the loss, damage to, destruction or condemnation of or other event giving rise to the payment of such insurance proceeds. All insurance proceeds shall be subject to the lien and security interest of the Mortgagee hereunder. In the case of any repair or replacement of the Collateral for which the cost exceeds $1,000,000, the Mortgagee shall receive a supplement hereto sufficient, as shown by an opinion of counsel (which may be counsel for the Company) to grant a valid first Lien and first perfected security interest (subject to Permitted Encumbrances) in any additions to or substitutions for the Collateral to or for the benefit of the Mortgagee, which opinion shall also cover the filing and/or recording of such supplement (and a financing statement or similar notice thereof if and to the extent permitted or required by applicable law) so as to perfect the Lien and security interest in such additions or substitutions, or in the alternative an opinion that no such supplement is required for such purpose.

    Section 4.2. Mortgage Title Insurance.  Any moneys received by the Mortgagee as payment for any loss under any policy of mortgage title insurance which was delivered by the Company shall become part of the Collateral.

    Section 4.3. Other Proceeds.  Any other moneys received by the Mortgagee in connection with the release of the Collateral shall be held by the Mortgagee as part of the Collateral and shall be applied by the Mortgagee upon the terms and in the manner provided in §5.3 hereof

    Section 4.4. Application if Event of Default Exists.  If an Event of Default hereunder has occurred and is continuing, all amounts received by the Mortgagee under this Mortgage, including without limitation, all amounts held pursuant to §4.5 hereof; shall be applied in the manner provided for in §5.3 hereof in respect of proceeds and avails of the Collateral.

    Section 4.5. Investment of Collateral All monies held by the Mortgagee hereunder as Collateral shall be invested and reinvested by the Mortgagee at the direction of the Company in one or more Eligible Investments. The Mortgagee shall not in any way be held liable by reason of any insufficiency of such invested Collateral resulting from any loss on any Eligible Investment included therein. All interest earned on such Eligible Investments shall be held by the Mortgagee as Collateral hereunder and shall be invested and reinvested pursuant to this §4.5.

SECTION 5. DEFAULTS AND REMEDIES THEREFOR.

    Section 5.1. Events of Default.  The Company acknowledges and agrees, without limitation, that each and all of the terms and provisions of §11 of the Note Agreements and §13 of the Credit Facility, inclusive, have been and are incorporated into this Mortgage by reference to the same extent as though fully set out herein and that the term Event of Default wherever used in this Mortgage shall mean either: (a) an Event of Default as defined in the Note Agreements, (b) an Event of Default as defined in the Credit Facility, or (c) the failure of the Company to comply with any covenant, agreement or warranty contained in this Mortgage within 30 days after the earlier of the date that (1) the Mortgagee shall have given written notice thereof to the Company, or (2) such failure shall first become actually known to a Responsible Officer of the Company.

    Section 5.2. Remedies.  When any Event of Default hereunder has occurred and is continuing and pursuant to the terms and conditions of the Intercreditor and Collateral Agency Agreement, the Mortgagee may exercise any one or more or all, and in any order, of the remedies hereinafter set forth, it being expressly understood that no remedy herein or in the Intercreditor and Collateral Agency Agreement conferred is intended to be exclusive of any other remedy or remedies; but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute:

  (a) Subject to compliance with Note Agreements, the Credit Facility and the Intercreditor and Collateral Agency Agreement, the Noteholders may, by notice in writing to the Company declare the entire unpaid balance of the Senior Secured Notes to be immediately due and payable; and thereupon all outstanding principal, together with all accrued interest thereon and premium, if any, and all other fees or other amounts payable with respect thereto shall be and become immediately due and payable. Subject to compliance with Note Agreements, the Credit Facility and the Intercreditor and Collateral Agency Agreement, the Banks may, by notice in writing to the Company declare the entire unpaid balance of the Credit Facility Notes to be immediately due and payable; and thereupon all outstanding principal, together with all accrued interest thereon and premium, if any, and all other fees or other amounts payable with respect thereto shall be and become immediately due and payable.

  (b) Subject to the terms and conditions of the Intercreditor and Collateral Agency Agreement, the Mortgagee, personally or by agents or attorneys may, to the extent permitted by law, enter into and take possession of all or any part of the Collateral, and may forthwith use, operate and manage the Collateral, collect the earnings and income therefrom, pay all charges including taxes and assessments levied thereon and operating and maintenance expenses and all disbursements and liabilities of the Company hereunder and apply the net proceeds arising from any such operation of the Collateral as provided in §5.3 hereof in respect of the proceeds of a sale of the Collateral. The right to enter and take possession of the Collateral and use any personal property therein, to manage, operate and conserve the same, and to collect the rents, issues and profits thereof; shall be in addition to all other rights or remedies of the Mortgagee hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof The expenses (including any reasonable receiver's fees, reasonable counsel fees, costs and agent's compensation) incurred pursuant to the powers herein contained shall be secured hereby and the Company promises to pay all such expenses upon demand together with interest thereon at the Overdue Rate. The Mortgagee shall not be liable to account to the Company for any action taken pursuant hereto other than to account for any rents actually received by the Mortgagee. Without taking possession of the Collateral, the Mortgagee may, in the event the Collateral becomes vacant or is abandoned, take such reasonable steps as it deems appropriate to protect and secure the Collateral (including hiring watchmen therefor) and all costs incurred in so doing shall constitute so much additional Senior Secured Obligations payable upon demand with interest thereon at the Overdue Rate.

  (c) Subject to the terms and conditions of the Intercreditor and Collateral Agency Agreement, the Mortgagee may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession, and without instituting any legal proceedings whatsoever, and having first given notice of such sale to the Company at least 30 days prior to the date of such sale and having given any other notice which may be required by law, sell and dispose of said Collateral or any part thereof at public auction or private sale to the highest bidder, which may be the Company in one lot as an entirety or in separate lots (the Company for itself and for all who may claim by, through or under it hereby expressly waiving and releasing all rights to have the Collateral marshaled to the extent permitted by law), and either for cash or on credit and on such terms as the Mortgagee may determine and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice above referred to. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales or for any such adjourned sale or sales, without further published notice.

  (d) Subject to the terms and conditions of the Intercreditor and Collateral Agency Agreement, the Mortgagee may proceed to protect and enforce its rights by a suit or suits in equity or at law, or for the specific performance of any covenant or agreement contained herein or in the Notes, or in aid of the execution of any power herein or therein granted, or for the foreclosure of this Mortgage, or for the enforcement of any other appropriate legal or equitable remedy. Upon the bringing of any suit to foreclose this Mortgage or to enforce any other remedy available hereunder, the plaintiff shall be entitled as a matter of right, without notice and without giving bond to the Company or anyone claiming under, by or through it, and without regard to the solvency or insolvency of the Company or the then value of the premises, to apply to an appropriate court to have a receiver appointed of all the Collateral and of the earnings, income, rents, issues, profits and proceeds thereof; with such power as the court making such appointment shall confer, and the Company does hereby irrevocably consent to such appointment. It is understood and agreed upon by the Company and the Mortgagee that this Mortgage may be foreclosed upon simultaneously in one or more jurisdictions.

  (e) Subject to the terms and conditions of the Intercreditor and Collateral Agency Agreement, in case of any sale of the Collateral, or of any part thereof; pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Mortgage, the Mortgagee may bid and become the purchaser, and the purchaser or purchasers, for the purpose of making settlement for or payment of the purchase price, shall be entitled to turn in and use the Notes and any claims for interest and premium matured and unpaid thereon, in order that there may be credited as paid on the purchase price the sum apportionable and applicable to the Notes, including principal and interest and premium thereof; out of the net proceeds of such sale after allowing for the proportion of the total purchase price required to be paid in actual cash. If at any foreclosure proceeding the Collateral shall be sold for a sum less than the total amount of indebtedness for which judgment is therein given, the Mortgagee shall be entitled to the entry of a deficiency decree against the Company and against the property of the Company for the amount of such deficiency.

  (f) Subject to the terms and conditions of the Intercreditor and Collateral Agency Agreement, the Mortgagee shall have any and all rights and remedies (including, without limitation, extra judicial power of sale) provided to a secured party by the Uniform Commercial Code with respect to any and all parts of the Collateral which are and which are deemed to be governed by the Uniform Commercial Code. Without limiting the generality of the foregoing, the Mortgagee shall, with respect to any part of the Collateral constituting property of the type in respect of which realization on a Lien or security interest granted therein is governed by the Uniform Commercial Code, have all the rights, options and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to the possession of any such property, or any part thereof, and the right to enter without legal process any premises where any such property may be found. Any requirement of said Uniform Commercial Code for reasonable notification shall be met by mailing written notice to the Company at its address set forth in §6.3 hereof at least 30 days prior to the sale or other event for which such notice is required.

  (g) The Mortgagee shall have any and all rights and remedies provided for in the Intercreditor and Collateral Agency Agreement.

    Section 5.3. Application of Proceeds.  The purchase money proceeds and/or avails of any sale of the Collateral, or any part thereof and the proceeds and the avails of any remedy hereunder shall be paid to and applied as follows:

  (a) first, to the payment pro rata of costs and expenses of foreclosure or suit, if any, and of such sale, and to the extent permitted by applicable law, the reasonable compensation of the Mortgagee's agents, attorneys and counsel, and of all proper expenses, liability and advances incurred or made hereunder by the Mortgagee or such agents, attorneys and counsel, and of all taxes, assessments or liens superior to the Lien of these presents, except any taxes, assessments or other superior Lien subject to which said sale may have been made;

  (b) second, in accordance with the terms and conditions of the Intercreditor and Collateral Agency Agreement

    Section 5.4. Waiver of Extension, Appraisement and Stay Laws.  The Company covenants that, upon the occurrence and the continuance of an Event of Default hereunder and the acceleration of the Notes pursuant to §5.2(a) hereof and to the extent that such rights may then be lawfully waived, it will not at any time thereafter insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, or claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction or, after confirmation of any such sale or sales claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and hereby expressly waives for itself and on behalf of each and every person who may claim under it, all benefit and advantage of any such law or laws which would otherwise be available to any such Person in connection with the enforcement of any of the Mortgagee's remedies hereunder; and covenants that it will not in connection with any such enforcement proceedings invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to the Mortgagee but will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

    The Company hereby waives any and all rights of redemption from sale under any order or decree of foreclosure pursuant to rights herein granted, on behalf of the Company, and each and every Person acquiring any interest in, or title to the Collateral described herein subsequent to the date of this Mortgage, and on behalf of all other Persons to the extent permitted by applicable law.

    Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company in and to the property sold and shall be a perpetual bar, both at law and in equity, against the Company, its successors and assigns, and against any and all Persons claiming the property sold or any part thereof under, by or through the Company, its successors or assigns.

    Section 5.5. Effect of Discontinuance of Proceedings.  In case the Mortgagee shall have proceeded to enforce any right under this Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued through written notice to the Company by the Mortgagee or shall have been determined adversely, then and in every such case the Company and the Mortgagee shall be restored to its position and rights hereunder, except with respect to any rights specifically denied in a proceeding which was adversely determined, as they existed immediately prior to the commencement of such proceedings with respect to the property subject to the Lien and first perfected security interest of this Mortgage.

    Section 5.6. Delay or Omission Not a Waiver.  No delay, failure or omission of the Mortgagee to exercise any right or power arising from any Event of Default on the part of the Company shall exhaust or impair any such right or power or prevent its exercise during the continuance of such Event of Default. No waiver by the Mortgagee of any such Event of Default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent Event of Default, or to impair the rights resulting therefrom, except as may be otherwise provided herein. No right, power or remedy hereunder is intended to be exclusive of any other right, power or remedy but each and every right, power or remedy shall be cumulative and in addition to any and every other right, power or remedy given hereunder or otherwise existing. Nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment of the indebtedness secured under this Mortgage operate to prejudice, waive or affect the security of this Mortgage or any rights, powers or remedies hereunder; nor shall the Mortgagee be required to first look to, enforce or exhaust such other or additional security, collateral or guaranties.

    Section 5.7. Costs and Expenses of Foreclosure.  In any suit to foreclose the Lien or first perfected security interest hereon there shall be allowed and included as additional Senior Secured Obligations in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of the Mortgagee for reasonable attorney's fees, reasonable appraiser's fees, outlays for documentary and expert evidence, stenographic charges, publication costs and costs (which may be estimated as the items to be expended after the entry of the decree) of procuring all such abstracts of title, title searches and examination, guarantee policies, and similar data and assurances with respect to title as the Mortgagee may deem to be reasonably necessary either to prosecute any foreclosure action or to evidence to the bidder at any sale pursuant thereto the true condition of the title to or the value of the Collateral, all of which expenditures shall become so much additional Senior Secured Obligations which the Company agrees to pay and all of such shall be immediately due and payable with interest thereon from the date of expenditure until paid at the Overdue Rate.

    Section 5.8. Notes to Become Due Upon Sale by Mortgagee.  Upon any sale under or by virtue of this Mortgage, whether pursuant to foreclosure, power of sale or otherwise, the entire unpaid principal amount of the Notes shall, unless the Mortgagee shall expressly declare otherwise or if not previously declared due and payable, immediately become due and payable, together with interest accrued thereon and premium and/or fees, if any, and all other indebtedness which this Mortgage by its terms secures, anything contrary in this Mortgage, the Notes or any other instrument serving the Notes to the contrary notwithstanding.

    Section 5.9. Remedies Subject to Applicable Law.  All rights, remedies, and powers provided by this Section5 entitled "Defaults and Remedies Therefor" may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law, and all of the provisions of this Section are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable, or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

SECTION 6. MISCELLANEOUS.

    Section 6.1. Successors and Assigns.  Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all the covenants, premises and agreements in this Mortgage contained by or on behalf of the Company, or by or on behalf of the Mortgagee, shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

    Section 6.2. Severability.  The unenforceability or invalidity of any provision or provisions of this Mortgage shall not render any other provision or provisions herein contained unenforceable or invalid.

    Section 6.3. Addresses for Notices and Demands.  All communications provided for herein shall be in writing and shall be deemed to have been given (unless otherwise required by the specific provisions hereof in respect of any matter) when delivered personally or when deposited in the United States mail, registered or certified, postage prepaid, or mailed prepaid overnight air courier, addressed as follows:

If to the Company:	American Crystal Sugar Company 101 North 3rd Street Moorhead, Minnesota 56560
If to the Mortgagee:	St. Paul Bank for Cooperatives, as Collateral Agent 375 Jackson Street St. Paul, Minnesota 55101-1849

or as to either party at such other address as such party may designate by notice duly given in accordance with this Section to the other party.

    Section 6.4. Headings and Table of Contents.  The headings of the sections of this Mortgage and the table of contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

    Section 6.5. Release of Mortgage.  This Mortgage shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Notes, premium, if any, principal and interest thereon and all other Senior Secured Obligations, shall have been fully paid and satisfied and any commitment of the Noteholders or the Banks to extend any credit to the Company under the Note Agreements or the Credit Facility, respectively, shall have terminated. Upon such termination of the Note Agreements and the Credit Facility, the Mortgagee shall, upon the request and at the expense of the Company, forthwith release all its liens and security interests hereunder.

    Section 6.6. Counterparts.  This Mortgage may be executed, edged and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one Mortgage.

    Section 6.7. Agency.  Each holder of the Notes, by its execution and delivery of the Intercreditor and Collateral Agency Agreement, appoints and authorizes the Mortgagee to hold the lien of this Mortgage on the Collateral for the equal and ratable benefit and security of all holders of the Notes, without preference, priority or distinction of any thereof or any other by reason of difference in time of issuance, sale or delivery of the Notes to such holders. The Mortgagee shall take such actions in respect of the Collateral (including actions after the occurrence of an Event of Default) as are delegated to the Mortgagee by the terms of the Intercreditor and Collateral Agency Agreement.

    Section 6.8. Successor Mortgagee.  The Mortgagee may, at any time, by instrument in writing, appoint a successor or successors to, or discharge and appoint a new Mortgagee in the place of; any Mortgagee named herein or acting hereunder, which instrument, executed and acknowledged by the Mortgagee, and recorded in the appropriate office of the county wherein the Collateral is situated, shall be conclusive proof of the proper substitution of such successor or successors or new Mortgagee, who shall have all the estate powers, duties, rights and privileges of the predecessor Mortgagee; provided, that any substitutions pursuant to this §6.8 shall be made subject to the provisions of the Intercreditor and Collateral Agency Agreement.

    Section 6.9. Governing Law.  This Mortgage should be construed in accordance with and governed by the laws of the State of Minnesota; provided, however, that as to any matter involving any portion of the Collateral consisting of real property located in the State of North Dakota, the laws of the State of North Dakota shall govern.

    Section 6.10. Time.  Time shall be of the essence of this Mortgage.

    Section 6.11. Future Advances.  At all times, this Mortgage secures as part of the Senior Secured Obligations the payment of any and all loan commissions, service charges, liquidated damages, attorney's fees, expenses and advances due to or incurred by the Mortgagee in connection with the Senior Secured Obligations, all in accordance with the Notes, this Mortgage, the Note Agreements, the Credit Facility, any Additional Credit Facility and any of the Senior Security Documents, together with such future or additional advances as may be made by the Mortgagee or the holder hereof; at its exclusive option to the Company or its successors or assigns in title, for any purpose,provided that all such advances are made within twenty years of the date of this Mortgage.

    Section 6.12. Waiver of Jury Trial.  The Company and the Mortgagee hereby knowingly, voluntarily and intentionally waive the right to trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Mortgage or any other Senior Security Document contemplated to be executed in connection herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or acts of either party, or any exercise of any party of their respective rights under this Mortgage or any such Senior Security Document. The Company hereby acknowledges that this waiver of jury trial is a material inducement to the Noteholders in extending credit to the Company, that the Noteholders would not have extended credit without this waiver of jury trial and that the Company has had an opportunity to consult with an attorney in connection with this waiver of jury trial and understands the legal affect of this waiver.

    Section 6.13. Special Minnesota Provisions.  The terms, conditions and provisions of this Section shall apply solely to the portion of the security herein described which is located in Minnesota and shall govern, control and take precedence with respect to such portion of the security:

  (a) Assignment of Rents and Lease. Receiver. The Mortgagee's rights and remedies hereunder upon the occurrence of an Event of Default shall include, without limitation, the fullest range and benefit of the rights and remedies made available to a Mortgagee pursuant to Mm. Stat. § 576.1 and Mm. Stat. § 559.17, as said statutes may be amended from time to time. In the event that Mortgagee elects to exercise its remedies under said statutes, or any of said remedies, the terms and provisions of said statutes, as amended, governing the exercise of said remedies shall govern, control and take precedence over any contrary terms contained in this Mortgage. The exercise by Mortgagee of the statutory remedies referenced in this paragraph shall not constitute Mortgagee a "mortgagee-in-possession" under Minnesota law, or give rise to any liability which might otherwise attach to Mortgagee as a mortgagee-in-possession.

  (b) Remedies of Mortgagee. Mortgage Foreclosure. Mortgagor does hereby grant and confer upon Mortgagee the fullest rights and remedies available for foreclosure of this Mortgage by action or by advertisement pursuant to Mm. Stat. Chapters 580, 581 and 582, as said statutes may be amended from time to time, and pursuant to other applicable Minnesota laws and statutes, as amended, governing and authorizing mortgage foreclosures by action and by advertisement; and the power of sale granted Mortgagee in this Mortgage shall include, without limitation, the power of sale required to permit, at Mortgagee's option, lawful foreclosure of this Mortgage by advertisement in accordance with the statutes then made and provided.

  (c) Maturity Date. The liabilities secured hereby shall mature no later than August 31, 2028.

  (d) Mortgage Registry Tax. Mortgagor agrees to pay upon demand, or upon demand to promptly reimburse Mortgagee for the payment of; the amount of the Mortgage Registry Tax payable with respect to and upon the recording of this Mortgage in accordance with Minn. Stat. § 287.05.

  (e) Fixture Financing Statement. This Mortgage covers goods which are or are to become fixtures. The name and address of the Mortgagor (debtor) is:

        American Crystal Sugar Company
    101 North 3rd Street
    Moorhead, MN 56560

    The name and address of the Mortgagee (secured party) is:

    St. Paul Bank for Cooperatives, as Collateral Agent
    375 Jackson Street
    St. Paul, MN 55101-1849

  Section 6.14. Special North Dakota Provisions

  (a) THE PARTIES AGREE THAT THE PROVISIONS OF THE SHORT-TERM MORTGAGE REDEMPTION ACT (N.D.C.C., CHAPTER 32-19.1) SHALL GOVERN THIS MORTGAGE.

  (b) PURSUANT TO NORTH DAKOTA CENTURY CODE SECTION 32-19-06.1, MORTGAGOR IS HEREBY PUT ON NOTICE THAT MORTGAGEE MAY HAVE THE RIGHT TO PROCEED TO OBTAIN AND COLLECT A DEFICIENCY JUDGMENT, TOGETHER WITH FORECLOSURE OF THE REAL PROPERTY MORTGAGED UNDER APPLICABLE LAWS.

    IN WITNESS WHEREOF, the Company has caused this Mortgage to be executed in its behalf by its Treasurer as of the day and year first above written.

AMERICAN CRYSTAL SUGAR COMPANY
By:	/s/ BRIAN INGULSRUD Its: Treasurer
Address: 101 North 3rd Street Moorhead, Minnesota 56560 Taxpayer Identification No: 84-0004720
State of Minnesota	)
	)	ss.
County of Ramsey	)

    This instrument was acknowledged before me on September 22, 1998, by Brian Ingulsrud, as Treasurer of American Crystal Sugar Company, a Minnesota cooperative corporation, on behalf of the corporation.

/s/ KAREN R. KEES Notary Public

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RECITALS:
GRANTING CLAUSE FIRST REAL PROPERTY
GRANTING CLAUSE SECOND TRADE PROPERTY

GRANTING CLAUSE THIRD GENERAL INTANGIBLES
GRANTING CLAUSE FOURTH CONDEMNATION AWARDS AND PAYMENTS
GRANTING CLAUSE FIFTH PROCEEDS
EXCEPTED PROPERTY